          As filed with the Securities and Exchange Commission on March 22, 2000

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.
            (Exact name of Registrant as specified in its charter)

                         Washington                                                 91-1350484
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

                                  Suite 1900
                               1601 Fifth Avenue
                           Seattle, Washington 98101
         (Address of principal executive offices, including zip code)

       PRIMUS KNOWLEDGE SOLUTIONS, INC. 1999 NONOFFICER EMPLOYEE STOCK
                               COMPENSATION PLAN

              IMPARTO SOFTWARE CORPORATION 1996 STOCK OPTION PLAN

             BUSINESS SYSTEMS DESIGN, INC. 1996 STOCK OPTION PLAN
                           (Full title of the plans)

                               MICHAEL A. BROCHU
                     President and Chief Executive Officer
                       Primus Knowledge Solutions, Inc.
                         1601 Fifth Avenue, Suite 1900
                               Seattle, WA 98101
                                (206) 292-1000
(Name, address and telephone number, including area code, of agent for service)
                            ______________________

                                  Copies to:

                                  ANDREW BOR
                               ELIZABETH KORRELL
                               Perkins Coie LLP
                         1201 Third Avenue, Suite 4800
                        Seattle, Washington  98101-3099
                            ______________________

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                            Proposed
                                                    Proposed Maximum        Maximum
      Title of Securities        Amount to Be        Offering Price        Aggregate          Amount of
        to Be Registered         Registered(1)         per share         Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.025 par value
 per share, under the:
------------------------------------------------------------------------------------------------------------
 1999 Nonofficer Employee Stock   1,000,000            $ 98.50(2)         $98,500,000
  Compensation Plan
------------------------------------------------------------------------------------------------------------
 Imparto Software Corporation        39,314(3)         $  7.66(4)         $   301,306
  1996 Stock Option Plan
------------------------------------------------------------------------------------------------------------
 Business Systems Design, Inc        131,594(5)        $  5.30(4)         $   697,302
  1996 Stock Option Plan
------------------------------------------------------------------------------------------------------------
TOTAL                              1,170,908                              $99,498,608          $26,268
============================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of high and low sales prices for the Common Stock on March 21, 2000, as reported for such date on the Nasdaq National Market.
(3) Pursuant to an Agreement and Plan of Merger dated as of December 12, 1999 (the "Imparto Merger Agreement"), by and among the Registrant, San Antonio Acquisition, Inc., and Imparto Software Corporation ("Imparto"), the Registrant assumed outstanding options to purchase common stock of Imparto under the Imparto Software Corporation 1996 Stock Option Plan (the "Imparto Assumed Options"), with appropriate adjustments to the number of shares and the exercise price of each Imparto Assumed Option to reflect the ratio at which Imparto common stock was converted into Common Stock of the Registrant under the Imparto Merger Agreement.
(4) Shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the registration fee have been computed based on the weighted average exercise price of the assumed options.
(5) Pursuant to an Agreement and Plan of Merger dated as of January 8, 2000 (the "2order Merger Agreement"), by and among the Registrant, Austin Acquisition, Inc., and 2order.com, Inc. ("2order"), the Registrant assumed outstanding options to purchase common stock of 2order under the Business Systems Design 1996 Stock Option Plan (the "2order Assumed Options"), with appropriate adjustments to the number of shares and the exercise price of each 2order Assumed Option to reflect the ratio at which 2order common stock was converted into Common Stock of the Registrant under the 2order Merger Agreement.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on June 4, 1999, under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports for the purpose of updating such description;

          (b) The Registrant's annual report on Form 10-K for the year ended December 31, 1999 as filed with the SEC under the Exchange Act; and

          (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (b) above.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Second Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Registrant for such purpose.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of the Registrant's Fourth Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.  EXHIBITS

Exhibit
Number                             Description
-------  -----------------------------------------------------------------------
  5.1    Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
 23.1    Consent of KPMG LLP, Independent Auditors
 23.2    Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
 24.1    Power of Attorney (see signature page)
 99.1    Primus Knowledge Solutions, Inc. 1999 Nonofficer Employee Stock
         Compensation Plan
 99.2    Imparto Software Corporation 1996 Stock Option Plan
 99.3    Business Systems Design, Inc. 1996 Stock Option Plan

Item 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 22, 2000.


                                      PRIMUS KNOWLEDGE SOLUTIONS, INC.

                                      /s/ MICHAEL A. BROCHU
                                      --------------------------------------
                                      By: Michael A. Brochu
                                      President, Chief Executive Officer and
                                      Chairman of the Board

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Michael A. Brochu and Elizabeth J. Huebner, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on March 22, 2000.

             Signature                                           Title
             ---------                                           -----
    /s/ MICHAEL A. BROCHU                  President, Chief Executive Officer and Chairman of the Board
---------------------------------          (Principal Executive Officer)
      Michael A. Brochu

  /s/ ELIZABETH J. HUEBNER                 Vice President, Chief Financial Officer, Secretary and
---------------------------------          Treasurer (Principal Financial and Accounting Officer)
    Elizabeth J. Huebner

     /s/ ANTONIO M. AUDINO                 Director
---------------------------------
        Antonio M. Audino

       /s/ PROMOD HAQUE                    Director
---------------------------------
          Promod Haque

     /s/ FREDRIC W. HARMAN                 Director
---------------------------------
        Fredric W. Harman

     /s/ YASUKI MATSUMOTO                  Director
---------------------------------
        Yasuki Matsumoto

                                           Director
---------------------------------
        Janice C. Peters

                               INDEX TO EXHIBITS

 Exhibit
 Number                                Description
--------  ----------------------------------------------------------------------
   5.1    Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

  23.1    Consent of KPMG LLP, Independent Auditors

  23.2    Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

  24.1    Power of Attorney (see signature page)

  99.1    Primus Knowledge Solutions, Inc. 1999 Nonofficer Employee Stock
          Compensation Plan

  99.2    Imparto Software Corporation 1996 Stock Option Plan

  99.3    Business Systems Design, Inc. 1996 Stock Option Plan